Exhibit 10.6

LETTER AGREEMENT

LETTER AGREEMENT (this “Agreement”) dated as of June 22, 2017 by and among: (i) VINCE, LLC, a Delaware limited liability company (the “Account Party”), (ii) BANK OF AMERICA, N.A., in its capacity as agent (the “Agent”) pursuant to the Credit Agreement dated as of November 27, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) acting on behalf of itself and the Lenders, (iii) VINCE, LLC, a Delaware limited liability company (the “Borrower”), (iv) the Guarantors party hereto (the “Guarantors”, and, collectively with the Borrower, the “Loan Parties”). Unless otherwise defined all capitalized terms used herein shall have the meaning given to them in the Credit Agreement.

RECITALS:

A.

The Loan Parties have requested that the Agent enter into that certain Second Amendment to Credit Agreement dated as of today’s date (the “Second Amendment”) in order to, among other things, modify the Borrowing Base under the Credit Agreement.

B.

In order to induce the Agent to enter into the Second Amendment, the Account Party has offered to cause a letter of credit to be issued for the benefit of the Agent as credit support for a portion of the Obligations under the conditions set forth herein and to the extent set forth herein.

C.	The Agent and Lenders are willing to enter into the Second Amendment, provided, that the terms and conditions set forth in this Letter Agreement shall be complied with.

NOW THEREFORE, it is agreed as follows:

1.

Letters of Credit: The Account Party shall on or before the date hereof cause a financial institution reasonably acceptable to the Agent (each, an “Issuer”) to issue and deliver to the Agent an irrevocable standby letter of credit (an “Eligible L/C”) which shall:

a.	Be for the account of the Account Party and name the Agent, for the benefit of the Credit Parties, as beneficiary;
b.

Be in an amount initially equal to $5,000,000, as such amount may from time to time be increased or supplemented upon mutual agreement of the parties hereto, but in any event, not to exceed $10,000,000;

c.

(I) Have an initial term of three hundred sixty-five (365) days, each automatically renewable for consecutive periods of 365 days and (II) have a final expiry of no sooner than thirty (30) days after the Maturity Date;

d.

Permit the Account Party to cause the Letter of Credit not to be automatically renewed provided the Account Party provides written notice of the non-renewal (“Non-Renewal Notice”) to the Agent and its counsel at the applicable address thereof set forth in Section 10.02 of the Credit Agreement on or before the then stated expiry date;

e.	Provide for multiple draws;
f.	Provide for the termination upon receipt by the Issuer(s) from the Agent and the Account Party of a certificate that Release Conditions (as defined below) have occurred; and
g.	Otherwise be in form and substance and have terms and conditions acceptable to the Agent as determined in the Agent’s discretion.
2.	Draw Conditions: The Agent may draw upon the Eligible L/C at any time and from time to time after the occurrence of any of following (each a “Draw Condition”):
a.

the earlier of (i) the commencement of disposition of all or substantially all of the Eligible Credit Card Receivables, Eligible Trade Receivables and Eligible Inventory after the occurrence and during the continuation of an Event of Default in the exercise by the Agent of the Agent’s remedies granted by the Loan Parties to the Agent under the Loan Documents or by the Loan Parties with the consent of the Agent, as determined by the Agent in its reasonable business judgment and the proceeds of such disposition are not, or will not be, sufficient to satisfy in full the Obligations and (ii) ninety (90) days after the occurrence and during the continuation of an Event of Default, which has not been waived by the Agent and either (x) the commencement by the Agent of the exercise of its rights and remedies under the Credit Agreement or applicable Law; or (y) the commencement of a disposition of all or substantially all of the Eligible Credit Card Receivables, Eligible Trade Receivables and Eligible Inventory by the Loan Parties with the consent of the Agent;

b.

the failure by any Loan Party to relinquish possession of the Collateral granted by such Loan Party to the Agent pursuant to the Loan Documents upon demand for such possession by the Agent after the occurrence and during the continuation of an Event of Default, in the exercise by the Agent of the Agent’s remedies as set forth in the Loan Documents or any other willful actions by any Loan Party to hinder or delay the Agent’s exercise of its rights and remedies, after the occurrence and during the continuation of an Event of Default;

c.	the entry of an order for relief under Title 11 of the United States Bankruptcy Code with respect to any Loan Party, to which order the Agent has not provided its express prior written consent;

d.

at any time after Agent’s receipt of a Non-Renewal Notice, unless at the time of the Agent’s receipt of the Non-Renewal Notice the Release Conditions have been satisfied in accordance with Section 3 hereof, in which case the Agent shall not draw on such Eligible L/C and the Eligible L/C shall no longer constitute an Eligible L/C;

e.	at any time after Issuer provides notice of its election not to consider the Eligible L/C extended for an additional period;

f.	any day on or after the tenth (10th) Business Day prior to the then stated expiry of the Eligible L/C or the date of the non-renewal of the Eligible L/C (the “Pre-Expiry Period”);

for the avoidance of doubt if prior to the Pre-Expiry Period the Release Conditions have been satisfied in accordance with Section 3 hereof the Agent shall not draw on such Eligible L/C and the Eligible L/C shall no longer constitute an Eligible L/C;

g.

misappropriation, withholding, conversion, retention, transfer, diversion or similar action by the Account Party or any Loan Party with respect to (A) any portion of the Collateral or any proceeds thereof (including insurance proceeds), other than as expressly permitted by the Credit Agreement or (B) any proceeds of any Loan in violation of the Credit Agreement; or

h.	any breach by the Account Party under this Letter Agreement.

3.

Release: The Account Party may request that the Eligible L/C be terminated and released by providing the Agent and Borrower with a written request for same (the date such request is received by the Agent shall be referred to herein as the “Notice Date”), provided that the following conditions are satisfied as of such Notice Date as determined by the Agent in its reasonable discretion (collectively the “Release Conditions”):

a.	No Draw Conditions then exist or would arise as a result of the termination and release of the Eligible L/C;

b.	No Event of Default then exists or would arise as a result of the termination and release of the Eligible L/C; and

c.

The Agent shall have received evidence, which shall be in form and substance reasonably acceptable to it, evidencing that either: (i) the Borrower has received at least $30,000,000 of cash proceeds in connection with the Borrower’s rights offering of its common stock to its stockholders (“Rights Offering Proceeds”) and $15,000,000 of such Rights Offering Proceeds have been paid to the Agent to repay the principal amount of Loans (without a permanent reduction of the Commitments) within five (5) Business Days after the Borrower’s receipt of the Rights Offering Proceeds or (ii) after giving pro forma effect to the receipt of such Rights Offering Proceeds and release of the Eligible L/C, Excess Availability shall be greater than $10,000,000.

Upon receipt by the Agent of a written release request from the Account Party delivered in accordance with this Section 3, the Agent shall, within (5) five Business Days after the Notice Date, inform the Account Party and Borrower whether, in its reasonable discretion, the Release Conditions have been satisfied.  Upon satisfaction of the Release Conditions, the Agent shall promptly return the Eligible L/C to the issuing bank for cancellation in accordance with the terms thereof or, if applicable, allow the Eligible L/C to expire, but in any event upon satisfaction of the Release Conditions, the Eligible L/C shall no longer constitute an Eligible L/C.

4.

L/C Reserve:  Notwithstanding the Credit Agreement or any other Loan Document to the contrary, the Agent hereby agrees that if the Agent has imposed an L/C Reserve on the Borrowing Base, the maximum amount of the Eligible L/C that the Agent may draw upon shall be reduced (but not less than zero) by an amount equal to the then outstanding amount of the L/C Reserve.

5.

Transfer of Eligible L/C:  In connection with any transfer or assignment by the Agent of its rights and obligations under the Credit Agreement in accordance with Section 10.06 of the Credit Agreement, the Agent may transfer the Eligible L/C, and its rights thereunder to a transferee with the consent of the Account Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided that (i) such consent shall be deemed given automatically to the extent that such transferee is an Eligible Assignee and (ii) no such consent shall be required if an Event of Default has occurred and is continuing; provided, further, such transferee shall have agreed to be bound by the terms and conditions of this Letter Agreement in connection with any such transfer

6.

Obligations Not Affected:  The obligations of the Account Party hereunder shall not be affected by: any fraudulent, illegal, or improper act by any Loan Party, the Account Party or any person liable or obligated to the Agent or any other Credit Party for or on the Obligations; any release, discharge, or invalidation, by operation of law or otherwise, of the Obligations; or the legal incapacity of any Loan Party, the Account Party or any other person liable or obligated to the Agent or any other Credit Party for or on the Obligations.  Interest and costs and expenses shall continue to accrue and shall continue to be deemed Obligations notwithstanding any stay to the enforcement thereof against any Loan Party or the Account Party or disallowance of any claim therefor against any Loan Party or the Account Party.

7.

Incorporation of All Discussions:  This Agreement incorporates all discussions and negotiations between the Account Party and the Agent and the other Credit Parties concerning the issues addressed hereby.  No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof.  No provision hereof may be altered, amended, waived, canceled or modified, except by a writing executed and acknowledged by a duly authorized officer of the Agent and the Account Party.

8.

Agent’s Books and Records:  The books and records of the Agent showing the account between the Agent and any Loan Party shall be admissible in any action or proceeding and constitute prima facie evidence and proof of the items contained therein, absent manifest error.

9.

Binding Effect:  This Agreement shall inure to the benefit of the Agent and each other Credit Party and their respective successors and permitted assigns and shall be binding upon the heirs, successors, representatives, and assigns of the Account Party and Loan Parties.

10.

Agent’s Rights and Remedies:  The rights, remedies, powers, privileges, and discretions of the Agent hereunder (herein, the “Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Agent in exercising or enforcing any of the Agent’s Rights and Remedies shall operate as, or constitute a waiver thereof.  No waiver by the Agent of any of the Agent’s Rights and Remedies or of any default or remedies under any other agreement with the Account Party, or of any default under any agreement with the Agent and any Loan Party, or any other person liable or obligated for or on the Obligations, shall operate as a waiver of any other of the Agent’s Rights and Remedies or of any default or remedy hereunder or thereunder.  No exercise of any of the Agent’s Rights and Remedies and no other agreement or transaction of whatever nature entered into between the Agent and the Account Party, any Loan Party, and/or any such other person at any time shall preclude any other exercise of the Agent’s Rights and Remedies.  No waiver by the Agent of any of the Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  All of the Agent’s Rights and Remedies, and all of the

Agent’s rights, remedies, powers, privileges, and discretions under any other agreement or transaction with the Account Party, or any Loan Party, or any such other person, shall be cumulative and not alternative or exclusive, and may be exercised by the Agent at such time or times and in such order of preference as the Agent in its sole discretion may determine.

11.

Counterparts; Copies and Facsimiles:  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile, pdf, or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of any such agreement by telefacsimile, pdf, or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

12.

Choice of Laws:  The validity, interpretation and enforcement of this Agreement and the other Loan Documents (except as otherwise provided therein) and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by, and construed in accordance with, the laws of the State of New York.

13.	Consent To Jurisdiction: EACH LOAN PARTY and the account party each IRREVOCABLY AND UNCONDITIONALLY:
a.

submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof.

b.

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.  Nothing herein shall limit the right of the Agent or any Lender to bring proceedings against THE ACCOUNT PARTY OR any Loan Party in any other court.

c.

Each of the Loan Parties, the Account Party, the Agent and each other Credit Party accepting the benefit of this Agreement WAIVES personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on Exhibit A attached hereto (or as may be updated from time to time by delivering written notice of such update to the other parties hereto) and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mail.

14.	Severability:If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable Law.

15.

Miscellaneous:  The Account Party represents and certifies that, prior to the execution of this Agreement, it had carefully read and reviewed all of the provisions of this Agreement and had been afforded an opportunity to consult with counsel independently selected by such Account Party.  The Account Party further represents and certifies that it has freely and willingly executed this Agreement with full appreciation of the legal effect of this Agreement. The Account Party recognizes that the titles to the paragraphs of this Agreement are for ease of reference; are not part of this Agreement; and do not alter or affect the substantive provisions hereof.  This Letter Agreement shall be considered a Loan Document.

16.

Waiver of Jury Trial: EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

17.

Termination of Agreement.  This Agreement shall automatically and without action of the parties terminate and be of no further force and effect on the earlier to occur of (i) the date on which the Obligations (other than contingent indemnification obligations not then asserted) are Paid in Full, and (ii) the date on which the Release Conditions are satisfied and the Eligible L/C is terminated.

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned has duly executed and delivered this Agreement as of the date above first written.

ACCOUNT PARTY:

VINCE, LLC

By:       /s/ David Stefko______________

             Name: David Stefko

             Title: Chief Financial Officer

Signature Page to Letter Agreement

AGENT:

BANK OF AMERICA, N.A.

By: /s/ Matthew Potter______________

Name: Matthew Potter

Title: Vice President

Signature Page to Letter Agreement

Loan Parties:

VINCE, LLC, as the Borrower

By: /s/ David Stefko

Name: David Stefko

Title: Chief Financial Officer

VINCE INTERMEDIATE HOLDING, LLC,
as a Guarantor

By: /s/ David Stefko

Name: David Stefko
Title: Chief Financial Officer

VINCE HOLDING CORP.,
as a Guarantor

By: /s/ David Stefko

Name: David Stefko

Title: Chief Financial Officer

Letter Agreement

Exhibit A

Notice Addresses

Agent

Bank of America, N.A.

Federal Street

Boston, Massachusetts 02108

Attention: Matt Potter

Telephone: (617) 434-2041

E-mail:  matthew.potter@baml.com

with a copy to:

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02108

Attention: Kevin J. Simard

Telephone: (617) 248-4086

Facsimile: (617) 502-4086

E-mail: ksimard@choate.com

Loan Parties

VINCE, LLC

Vince, LLC

500 Fifth Avenue, 20th Floor

New York, NY 10110

Attention:  David Stefko, Executive Vice President, Chief Financial Officer

Telephone: 212-515-2783

Facsimile:  646-767-5582

Email: DStefko@vince.com

Letter Agreement